UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  May 15, 2020

 Date of Report (Date of earliest event reported)

Friendable, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008

 (Address of principal executive offices) (Zip Code)

(855) 473-7473

 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Friendable, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “10-Q”) due to the circumstances related to COVID-19. In particular, COVID-19 has caused disruptions in our normal interactions with our auditors. The Company has a small accounting staff and historically we’ve provided our auditors with onsite access to work papers and related information. We are relying on our staff/CFO to scan work papers and other documents, therefore the Company’s ability to complete its audit and file the 10-Q prior to its due date is delayed. Notwithstanding the foregoing, the Company expects to file the 10-Q no later than June 29, 2020 (which is 45 days from the 10-Q’s original filing deadline of May 15, 2020).

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor in its 10-Q, as may be updated to reflect subsequent events impacting the Company:

We are unable to predict the impact of COVID-19 on our company.

The size of the user base and the users’ level of engagement, along with the Company tech services division being reliant on its clients ability to continue a level of viability in their business as well as paying on their monthly, contractual obligations to our Company during the current climate are critical to our success. The decline in discretionary spending and travel restrictions or travel bans as a result of the COVID-19 pandemic is expected to materially adversely impact our operations beginning with the first quarter of 2020. The inability for people to move their interactions on the Friendable app to in person meetings may impact the utility of our service and result in less user interactions an engagement.

As a technology company we are able to have most of our staff work remotely. Our senior management will continue to monitor our situation on a daily basis; however, we expect that these factors and others we have yet to experience may materially adversely impact our company, its business and operations for the foreseeable future.

Additionally, the interruption of regular business activities has delayed certain revenues being collected by the Company, as a significant client is based in the New York City area of the US.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: May 15, 2020	By:	/s/ Robert Rositano Jr.
Robert Rositano
CEO

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